Exhibit 10.5

CACI INTERNATIONAL INC

MANAGEMENT STOCK PURCHASE PLAN

(Amended and Restated as of August 13, 2008)

1. INTRODUCTION

The purpose of the CACI International Inc Management Stock Purchase Plan (the “Plan”) is to provide for equity ownership in CACI International Inc. (the “Company”) by selected management employees of the Company and its subsidiaries by (1) providing for the deferral and payment of a portion of their annual incentive bonus (“Bonus”) in common stock of the Company (“Stock”), (2) permitting eligible executives to use Bonuses to acquire Stock at a discount, and (3) providing eligible executives with other economic incentives to use Bonuses to acquire additional Stock.

Under the Plan, the Compensation Committee of the Board of Directors of the Company may require that a portion of an eligible executive’s Bonus will be in the form of restricted stock units (“RSUs”). In addition, eligible executives may elect to receive RSUs in lieu of their remaining Bonus, subject to such limits, if any, as may be imposed by the Committee. The Committee may also elect to match (in the form of additional RSUs) all or a portion of the elective or mandatory Bonus deferral.

Each RSU represents the right to receive one share of Stock upon the terms and conditions stated herein. RSUs issued in connection with elective or mandatory Bonus deferrals may be granted at a discount of up to fifteen percent (15%) from the fair market value of the Stock on the date of grant. So long as an eligible executive remains employed by the Company or its subsidiaries through the date the award vests, the executive’s RSUs will be settled in shares of Stock on the distribution date determined under the Plan.

2. DEFINITIONS

Under this Plan, except where the context otherwise indicates, the following definitions apply:

“Account” means the bookkeeping account established and maintained for each Participant pursuant to Section 5(a).

“Affiliate” means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own directly or indirectly fifty percent (50%) or more of the total combined voting power of all classes of stock (or other equity interests) in such entity.

“Affiliated Group Member” means any member of the “affiliated group,” as such term is defined in Section 1504 of the Code (but determined without regard to Section 1504(b) of the Code), which includes the Company.

“Award” means a Deferral Award or a Matching Award.

“Award Agreement” means a written agreement between the Company and a Participant memorializing the terms and conditions of a Deferral Award or Matching Award granted pursuant to the Plan.

“Award Date” means, in the case of RSUs credited pursuant to an elective or mandatory Bonus deferral, the date that the Bonus is paid or would otherwise be paid. In the case of a Matching Award, “Award Date” means the Award Date of the respective RSUs for the matched Deferral Award, or such later date as the Committee shall so designate at the time of taking formal action to grant the Matching Award.

“Board” means the Board of Directors of the Company.

“Bonus” means the annual incentive bonus payable to a Participant by the Company.

“Cause” means (i) any material breach by the Participant of any agreement to which the Participant and the Company are both parties, and (ii) any act or omission justifying termination for cause in accordance with the terms of Section 3027 (or any successor provision of like meaning), Employee Terminations, of the Company’s then-current Policy and Guidelines.

“Change in Control” means the occurrence of any one of the following events:

(i) any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) becomes a “beneficial owner” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company’s then outstanding securities; or

(ii) persons who, as of July 1, 2006, constituted the Company’s Board (the “Incumbent Board”) cease for any reason, including without limitation as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a director of the Company subsequent to July 1, 2006 whose election was approved by, or who was nominated with the approval of, at least a majority of the directors then comprising the Incumbent Board shall, for purposes of this Plan, be considered a member of the Incumbent Board; or

(iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation or other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

(iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

“Code” means the Internal Revenue Code of 1986, as amended, and any regulations issued thereunder.

“Committee” means the Compensation Committee of the Board or such other committee or sub-committee of the Board as may be appointed pursuant to Section 3 of the Plan to administer the Plan.

“Committee Delegate” means the Chief Executive Officer or other senior officer of the Company to whom duties and powers of the Board or Committee hereunder have been delegated pursuant to Section 3(b).

“Covered Employee” means an employee of the Company or any Affiliated Group Member who is subject to Section 162(m) of the Code.

“Deferral Award” means an award of Restricted Stock Units under the Plan pursuant to an elective or mandatory Bonus deferral. The term “Deferral Award” does not include any portion of a related Matching Award.

“Disabled” or “Disability” means (i) the Participant is subject to a legal decree of incompetency (the date of such decree being deemed the date on which such disability occurred), (ii) the written determination by a physician selected by the Company that, because of a medically determinable disease, injury or other physical or mental disability, the Participant is unable substantially to perform each of the material duties of the Participant’s position as an Executive, and that such disability has lasted for the immediately preceding ninety (90) days and is, as of the date of determination, reasonably expected to last an additional six (6) months or longer after the date of determination, in each case based upon medically available reliable information, or (iii) the Participant’s qualifying for benefits under the Company’s long-term disability coverage, if any.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended and any rules or regulations promulgated thereunder.

“Executive” means employees of the Company and its Subsidiaries who hold the position of Senior Vice President and above.

“Fair Market Value” of the Stock for any purpose on a particular date means the closing price per share of the Stock on such date as reported by such registered national securities exchange on which the Stock is listed, or, if the Stock is not listed on such an exchange, as quoted on NASDAQ, provided, that, if there is no trading on such date, Fair Market Value shall be deemed to be the closing price per share on the last preceding date on which the Stock was traded. If the Stock is not listed on any registered national securities exchange or quoted on an established securities market, the Fair Market Value of the Stock shall be determined in good faith by the Committee by the reasonable application of a reasonable valuation method consistent with Treas. Reg. § 1.409A-1(b)(5)(iv)(B).

“Fiscal Year” means the fiscal year of the Company, which currently ends on June 30th.

“Matching Award” means an award of Restricted Stock Units that is designed to match all or a portion of the RSUs credited to a Participant’s Account in the form of elective or mandatory Bonus deferrals pursuant to the terms of the Plan.

“Non-Employee Director” means any director who: (i) is not currently an officer of the Company, a Subsidiary or an Affiliate, or otherwise currently employed by the Company, a Subsidiary or an Affiliate, (ii) does not receive compensation, either directly or indirectly, from the Company, a Subsidiary or an Affiliate, for services rendered as a consultant or in any capacity other than as a director, except for an amount that does not exceed the dollar amount for which disclosure would be required pursuant to Item 404(a) of Regulation S-K promulgated by the SEC, (iii) does not possess an interest in any other transaction for which disclosure would be required pursuant to Rule 404(a) of Regulation S-K, and (iv) is not engaged in a business relationship for which disclosure would be required pursuant to Rule 404(b) of Regulation S-K.

“162(m) Award” means an Award intended to meet the requirements of Section 6(a)(iii)(A) of the Plan.

“Outside Director” means any director who (i) is not an employee of the Company or of any Affiliated Group Member, (ii) is not a former employee of the Company or any Affiliated Group Member who is receiving compensation for prior services (other than benefits under a tax-qualified retirement plan) during the Company’s or any Affiliated Group Member’s taxable year, (iii) has not been an officer of the Company or any Affiliated Group Member and (iv) does not receive remuneration from the Company or any Affiliated Group Member, either directly or indirectly, in any capacity other than as a director. “Outside Director” shall be determined in accordance with Section 162(m) of the Code and the Treasury regulations issued thereunder.

“Parent” means a company, whether now or hereafter existing, within the meaning of the definition of “parent company” provided in Section 424(e) of the Code, or any successor thereto of similar import.

“Participant” means an Executive who has been notified by the Company of his or her participation in the Plan.

“Performance Measure” means one or more of the following criteria, or such other operating objectives, selected by the Committee to measure performance of the Company or any Subsidiary or Affiliate or other business division of same for a Performance Period, whether in absolute or relative terms: basic or diluted earnings per share of Stock; earnings per share of Stock growth; revenue; operating income or profit; net income or profit (either before or after taxes); earnings and/or net income or profit before interest and taxes; earnings and/or net income or profit before interest, taxes, depreciation and amortization; return on capital; return on equity; return on assets; net cash provided by operations; free cash flow; Stock price; economic profit; economic value; total stockholder return; gross margins and costs. Each such measure shall be determined in accordance with generally accepted accounting principles as consistently applied, adjusted to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles.

“Performance Period” means a period of not less than one year over which the achievement of targets for Performance Measures is determined.

“Restricted Stock Unit” or “RSU” means a bookkeeping entry that represents an amount equivalent to a share of Common Stock.

“Rule 16b-3” means Rule 16b-3 as in effect under the Exchange Act on the effective date of the Plan, or any successor provision prescribing conditions necessary to exempt the issuance of securities under the Plan (and further transactions in such securities) from Section 16(b) of the Exchange Act.

“Securities Act” means the U.S. Securities Act of 1933, as amended and any rules or regulations promulgated thereunder.

“Separation from Service” means separation from service (within the meaning of Section 409A(a)(2)(A)(i) of the Code) with the Company or a Subsidiary.

“Specified Employee” means a specified employee within the meaning of Section 409A(a)(2)(B)(i) of the Code.

“Stock” means common stock of the Company, par value $0.10 per share.

“Subsidiary” and “Subsidiaries” means only a company or companies, whether now or hereafter existing, within the meaning of the definition of “subsidiary company” provided in Section 424(f) of the Code, or any successor thereto of similar import.

“Subscription Agreement” means the written agreement whereby a Participant elects to receive all or part of the Bonus otherwise payable in cash in deferred RSUs pursuant to the terms of the Plan.

“Value” means the following:

(i) In the case of RSUs credited in connection with a mandatory or elective Bonus deferral, the term “Value” means:

(A) As of the Award Date, “Value” means the dollar amount of the mandatory or elective Bonus deferral.

(B) As of any date subsequent to the Award Date, “Value” means the Value determined on the Award Date plus simple interest per annum on such amount at the one-year U.S. Treasury Bill rate (as published in The Wall Street Journal) in effect on the Award Date and each anniversary thereof.

(ii) In the case of RSUs credited in connection with a Matching Award, the term “Value” means the Fair Market Value of the Stock on the Award Date.

“Vesting Date” means the date on which an Award becomes vested in accordance with Section 6.

3. ADMINISTRATION

(a) Procedure. The Plan shall be administered by the Committee consisting of all members of the Compensation Committee of the Company, each of whom qualifies as an Outside Director and a Non-Employee Director, but the authority and validity of any act taken or not taken by the Committee shall not be affected if any person administering the Plan is not an Outside Director or a Non-Employee Director. The Committee shall have at least two (2) members at all times. Except as specifically reserved to the Board under the terms of the Plan, the Committee shall have full and final authority to operate, manage and administer the Plan on behalf of the Company. Action by the Committee shall require the affirmative vote of a majority of all members thereof.

(b) Secondary Committees. The Board may, in its sole discretion, divide the duties and powers of the Committee by establishing one or more secondary Committees to which certain duties and powers of the Committee hereunder are delegated (each of which shall be regarded as a “Committee” under the Plan with respect to such duties and powers). Additionally, if permitted by applicable law, the Board or Committee may delegate certain of the Committee’s duties and powers hereunder to the Chief Executive Officer and/or to other senior officers of the Company subject to such conditions and limitations as the Board or Committee shall prescribe. However, only the Committee described under Subsection 3(a) may determine the amount of the discount used to calculate the Value of RSUs credited in connection with a Deferral Award and grant Matching Awards to Participants.

(c) Powers of the Committee. The Committee shall have all the powers vested in it by the terms of the Plan, such powers to include authority, in its sole and absolute discretion, to determine the amount of the discount used to calculate the Value of RSUs credited in connection with a Deferral Award and to grant Matching Awards under the Plan, prescribe Award Agreements evidencing Matching Awards and establish programs for granting Awards. The Committee shall have full power and authority to take all other actions necessary to carry out the purpose and intent of the Plan, including, but not limited to, the authority to:

(i) determine the Participants in the Plan,

(ii) determine the Participants in the Plan to whom, and the time or times at which, Matching Awards shall be granted,

(iii) determine the amount of the discount (not to exceed fifteen percent (15%)) used to calculate the Value of RSUs credited in connection with a Deferral Award,

(iv) impose such terms, limitations, vesting schedules, restrictions and conditions upon any Award as the Committee shall deem appropriate, including without limitation establishing, in its discretion, Performance Measures that must be satisfied before a Matching Award vests and/or becomes payable,

(v) subject to the provisions of Sections 162(m) and 409A of the Code (to the extent applicable), modify or extend Awards, provided that no such action shall be taken with respect to any outstanding Award that would materially, adversely affect the Participant without the Participant’s consent,

(vi) subject to the provisions of Section 6, waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to an Award, and

(vii) establish objectives and conditions, including targets for Performance Measures, if any, for earning Matching Awards and determining whether Matching Awards will be paid after the end of a Performance Period.

The Committee shall have full power and authority to administer and interpret the Plan and to adopt such rules, regulations, agreements, guidelines and instruments for the administration of the Plan as the Committee deems necessary, desirable or appropriate in accordance with the Bylaws of the Company.

(d) Limited Liability. To the maximum extent permitted by law, no member of the Board or Committee or a Committee Delegate shall be liable for any action taken or decision made in good faith relating to the Plan or any Award thereunder.

(e) Indemnification. The members of the Board and Committee and any Committee Delegate shall be indemnified by the Company in respect of all their activities under the Plan in accordance with the procedures and terms and conditions set forth in the Certificate of Incorporation and Bylaws of the Company as in effect from time to time. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation and Bylaws, as a matter of law, or otherwise.

(f) Effect of Committee’s Decision. All actions taken and decisions and determinations made by the Committee or a Committee Delegate on all matters relating to the Plan pursuant to the powers vested in it hereunder shall be in the Committee’s or Committee Delegate’s sole and absolute discretion and shall be conclusive and binding on all parties concerned, including the Company, its stockholders, any Participants in the Plan and any other employee of the Company, and their respective successors in interest.

4. PARTICIPATION

U.S.-based employees of the Company and its Subsidiaries who are classified as Executives shall participate in the Plan. Executives shall become Participants in the Plan upon notification by the Company of their participation in the Plan.

5. PLAN AWARDS

(a) Restricted Stock Units. Participants in the Plan shall receive awards of RSUs in accordance with the terms of the Plan. Each RSU awarded to a Participant shall be credited to the Participant’s Account.

(b) Award of RSUs.

(i) Mandatory Deferral. Twenty percent (20%) of each Bonus (or such greater or lesser percentage as the Committee shall determine) shall be payable in deferred RSUs. Any change in the percentage or amount of the Bonus that is automatically payable in deferred RSUs shall be made on or before the date specified in Section 6(a)(iii)(A) for 162(m) Awards and for other Awards on or before December 31 of the Fiscal Year for which a Bonus is earned; provided, however, in no event may a change in the amount automatically deferred be made outside the timeframe permitted under Section 409A of the Code (i.e., after a Bonus for a year compensation has become readily ascertainable for purposes of Section 409A).

(ii) Elective Deferrals. Each Participant may voluntarily elect to receive the remaining portion of his or her Bonus in deferred RSUs, subject to such conditions and limitations as may be imposed by the Committee. The election by any Participant to receive any remaining portion of his or her Bonus in deferred RSUs shall be made by, and only by, the filing of a completed Subscription Agreement with the Company prior to the date specified in Section 6(a)(iii)(A) for 162(m) Awards and for other Awards on or before December 31 of the Fiscal Year for which a Bonus is earned; provided, however, in no event may a change in the amount automatically deferred be made outside the timeframe permitted under Section 409A of the Code (i.e., after a Bonus for a year compensation has become readily ascertainable for purposes of Section 409A). An election to receive deferred RSUs in lieu of a cash Bonus is irrevocable and may not be changed. Subscription Agreements must be filed using the form supplied by the Company and filed with (and received by) the Company.

(iii) Matching Grants. Subject to the other applicable provisions of the Plan and applicable law, the Committee may make Matching Awards. A Matching Award may be in such amount (not to exceed twenty-five percent (25%) of the Participant’s elective or mandatory deferrals) and subject to such vesting or other restrictions and conditions as the Committee determines. The grant of a Matching Award shall be made on or before the date specified in Section 6(a)(iii)(A) for 162(m) Awards and for other Awards on or before December 31 of the Fiscal Year of the Bonus deferral to which the Matching Award relates; provided, however, in no event may the grant of a Matching Award be made outside the timeframe permitted under Section 409A of the Code.

(c) New Participants. The following provisions shall apply to an individual who becomes a Participant after the start of the Fiscal Year:

(i) The mandatory deferral of the Bonus for the Fiscal Year in which the Participant’s participation begins shall be shall be prorated based on the number of days remaining in the Fiscal Year after the date the Participant is notified of his or her participation in the Plan, compared to the total number of days in the Fiscal Year.

(ii) If the Participant was not eligible to participate in any plan that must be aggregated with the Plan for purposes of Section 409A of the Code, the Participant may elect to defer a portion of his or her Bonus for the Fiscal Year. The Participant’s initial Subscription Agreement must be filed with the Company within thirty (30) days after the date on which the Participant is notified that he or she is a participant in the Plan. The initial deferral election shall be for the remainder of the current Fiscal Year and the amount deferred with respect to the Bonus for services performed in the Fiscal Year shall be prorated based on the number of days remaining in the Fiscal Year after the date the Subscription Agreement is filed with the Company, compared to the total number of days in the Fiscal Year.

(d) Distribution Elections. Each Subscription Agreement may specify a deferred distribution date with respect to a Deferral Award (mandatory and elective) and any related Matching Award, and the election of such deferred distribution date is irrevocable. Such deferral election may apply to all or any portion of the Deferral Award and any related Matching Award. The deferred distribution date specified in the Subscription Agreement shall be either: (i) a number of whole years, not less than three (3), following the Award Date, or (ii) the Participant’s Separation from Service; provided, however, that any distribution to a Specified Employee on account of a Separation from Service shall be made on the first day of the seventh month following the date of Separation from Service (or, if earlier, the date of death). If no deferred distribution date is specified in the Subscription Agreement, RSUs credited in connection with the Deferral Award and any related Matching Award shall be settled on the date specified in Section 6 below. A Participant whose only Bonus deferrals consist of those required under Section 5(b)(i) (i.e., mandatory deferrals) who desires to elect a deferred distribution date, must complete a Subscription Agreement (or other election form prescribed for this purpose) containing such deferred distribution election. Any election of a deferred distribution date with respect to a Deferral Award and any related Matching Award is irrevocable and must be made at the time the Subscription Agreement is filed with the Company, but in all events on or before the last date that a deferred distribution election must be made in order to comply with the provisions of Section 409A of the Code as provided under Section 5(b).

(e) Crediting RSUs. The Company shall credit each Participant’s Account on the Award Date with a whole number of RSUs determined by dividing the Value of the Award by a percentage of the Fair Market Value of the Stock on the Award Date. The percentage established by the Committee for this purpose may not be less than eighty-five percent (85%) of the Fair Market Value of the Stock on the Award Date. No fractional RSU will be credited. Instead, the amount of RSUs credited to the Participant Account will be rounded up to the next whole number.

6. VESTING AND SETTLEMENT OF RSUs

(a) Vesting.

(i) Elective or Mandatory Deferrals. Subject to the provisions of Section 6(a)(iii), a Participant shall become fully vested in each RSU credited in connection with an elective or mandatory Bonus deferral thirty-six (36) months after the Award Date, provided that the Participant has remained continuously employed by the Company for the entire thirty-six (36) month period. In the event a Participant is still employed by the Company, a Participant shall also become fully vested in each RSU credited in connection with an elective or mandatory Bonus deferral in the event of (1) the Participant’s death, (2) the Participant’s Disability, or (3) a Change in Control.

(ii) Matching Awards. The Committee, in its discretion, may condition Matching Awards on the completion of a period of continuous employment and/or on the achievement of pre-established targets for Performance Measures during a Performance Period. The vesting schedule must be, at a minimum, (i) three years from the Award Date for RSUs that vest based on continued employment with the Company, and (ii) one year from the Award Date for RSUs that vest based upon the accomplishment of Performance Measures. Notwithstanding the forgoing limitation, such Award may provide for full vesting upon a Change in Control, death, Disability or, except in the case of a 162(m) Award, retirement (on or after age 65). In the case of a Matching Award that is a 162(m) Award, if the Covered Employee retires (on or after age 65) prior to the end of the Performance Period, then the Performance Period shall be deemed to have ended (and the extent to which the Performance Measures have been met shall be determined) as of the end of the Fiscal Year preceding the date of termination. For Fiscal Years in the original Performance Period that ended in or after the date of termination, the Performance Measures for such Fiscal years shall be deemed to have not been met.

(iii) Performance Based Awards to Employees.

(A) 162(m) Awards. If an Award is made to a Covered Employee, and such Award is intended to meet the performance-based compensation exception under Section 162(m) of the Code, then the Committee shall (i) establish in the applicable Award Agreement (or other appropriate document) the specific targets relative to the Performance Measures which must be attained before the Award is granted in the case of a Deferral Award or granted, vests or is otherwise paid or delivered in the case of a Matching Award, (ii) provide in the applicable Award Agreement (or other appropriate document) the method for computing the portion of the Award which shall be granted, vested, paid and/or delivered if the target or targets are attained in full or part, and (iii) at the end of the relevant Performance Period and prior to any such vesting, payment or delivery certify the extent to which the applicable target or targets were achieved and whether any other material terms were in fact satisfied. The specific targets and the method for computing the portion of such Award which shall be granted, vested, paid or delivered to any Covered Employee shall be established by the Committee prior to the earlier to occur of (A) ninety (90) days after the commencement of the Performance Period to which the Performance Measure applies and (B) the elapse of twenty-five percent (25%) of the Performance Period and in any event while the outcome is substantially uncertain. In interpreting Plan provisions applicable to Performance Measures and Awards which are intended to meet the performance-based compensation exception under Section 162(m) of the Code, it is the intent of the Plan to conform with the standards of Section 162(m) of the Code and Treasury Regulations Section 1.162-27(e)(2), and the Committee in interpreting the Plan shall be guided by such provisions.

(B) Other Matching Awards. The Committee may authorize the granting of Matching Awards based on performance measures other than the Performance Measures and performance periods other than the Performance Periods to employees who are not Covered Employees or to Covered Employees to the extent such Matching Awards are not intended to meet the performance-based compensation exception under Section 162(m) of the Code and in such case waive the deadlines for establishing performance measures under Subsection (A) above.

(iv) Employment Requirement. Except as otherwise provided in the Award Agreement, in addition to meeting Performance Measures (or other performance criteria), a Participant must remain in the continuous employ of the Company or a Subsidiary for the specified Performance Period in order to become vested in a Matching Award.

(b) Settlement Following Vesting. Unless the Participant has elected a deferred distribution date, then, subject to the requirements of Section 10, the Company shall issue to the Participant one share of Stock for each RSU covered by the Award thirty (30) days after the earlier of: (1) the end of the 36-month period beginning on the Award Date, (2) the date of the Participant’s death, (3) ninety (90) days after the Participant’s disability (within the meaning of Section 409A(a)(2)(C) of the Code), or (4) the date of the Participant’s Separation from Service; provided, however, that any distribution to a Specified Employee on account of a Separation from Service shall be made on the first day of the seventh month following the date of Separation from Service (or, if earlier, the date of death). If a Participant has elected a deferred distribution date, the Company shall issue to the Participant one share of Stock with respect to each vested RSU that is subject to such election, thirty (30) days after the earlier of: (1) the deferred distribution date (if expressed as a whole number of years, not less than three (3), following the Award Date) specified by the Participant in the Subscription Agreement; (2) the date of the Participant’s death, (3) ninety (90) days after the Participant’s disability (within the meaning of Section 409A(a)(2)(C) of the Code), or (4) the date of the Participant’s Separation from Service; provided, however, that any distribution to a Specified Employee on account of a Separation from Service shall be made on the first day of the seventh month following the date of Separation from Service (or, if earlier, the date of death). The issuance of such Stock shall be in full settlement of the Award.

(c) Settlement Prior to Vesting. The following provisions shall apply if a Participant terminates employment with the Company prior to his or her Vesting Date:

(i) Deferral Awards.

(A) Voluntary Termination; Termination For Cause. If a Participant voluntarily terminates employment with the Company, or is terminated for Cause prior to the Vesting Date with respect to one or more Deferral Awards, then the RSUs covered by such Deferral Awards shall be canceled and the Participant shall receive a cash payment thirty (30) days following the Participant’s Separation from Service equal to the lesser of (a) the Value of such Deferral Awards, or (b) a cash payment equal to the number of the RSUs covered by such Deferral Awards multiplied by the Fair Market Value of the Stock on the date of the Participant’s Separation from Service; provided, however, that any distribution to a Specified Employee on account of a Separation from Service may not be made before the date which is six (6) months after the date of Separation from Service (or, if earlier, the date of death). In the case of a Section 162(m) Awards, the number of RSUs covered by such Awards shall be adjusted as of the date of termination in accordance with the provisions of Section 6(d).

(B) Termination Without Cause. If the Company terminates a Participant’s employment without Cause prior to the Vesting Date with respect to one or more Deferral Awards, then the RSUs covered by such Deferral Award shall be canceled and the Participant shall receive a payment thirty (30) days following the Participant’s Separation from Service determined as follows: The number of RSUs covered by such Deferral Awards shall be multiplied by a fraction, the numerator of which is the number of full months that the Participant was employed by the Company after the Award Date and the denominator of which is thirty-six (36); the Participant shall be deemed vested in such RSUs and shall receive the resulting number of such vested RSUs in shares of Stock. With respect to the remaining portion of such Deferrals Awards (consisting of nonvested RSUs), the Participant shall receive cash in an amount equal to the lesser of (a) the Value of such remaining portion, or (b) an amount equal to the number of such RSUs covered by the remaining (nonvested) portion of such Deferral Awards multiplied by the Fair Market Value of the Stock on the date of the Participant’s Separation from Service. Any distribution under this Section 6(c)(i)(B) to a Specified Employee on account of a Separation from Service shall be on the first day of the seventh month following the date of Separation from Service (or, if earlier, the date of death). In the case of a Section 162(m) Awards, the number of RSUs covered by such Awards shall be adjusted as of the date of termination in accordance with the provisions of Section 6(d).

(ii) Matching Awards. If a Participant terminates employment with the Company prior to his or her Vesting Date with respect to a Matching Award, the Participant shall forfeit all amounts credited to his or her Account with respect to such Matching Award.

(d) 162(m) Deferral Awards.

(i) Failure to Meet Performance Measures. If the Performance Measures established with respect to a Deferral Award are not met with respect to a Performance Period, then the RSUs covered by such Deferral Award shall be adjusted so that the Participant’s Account reflects a number of RSUs determined by dividing the dollar amount of the Participant’s elective or mandatory Bonus deferrals by the Fair Market Value of the Stock on the Award Date. No fractional RSU will be credited. Instead, the amount of RSUs credited to the Participant Account will be rounded down to the next whole number.

(ii) Termination of Employment. If a Covered Employee terminates employment prior to the end of the Performance Period, then the Performance Period shall be deemed to have ended (and the extent to which the Performance Measures have been met shall be determined) as of the end of the Fiscal Year preceding the date of termination. For Fiscal Years in the original Performance Period that ended in or after the date of termination, the Performance Measures for such Fiscal years shall be deemed to have not been met, and the number of RSUs covered by a Deferral Award shall be adjusted in accordance with Section 6(d)(i) above.

(e) Committee’s Discretion. The Committee shall have complete discretion to determine the circumstances of a Participant’s Separation from Service, including whether the same results from voluntary termination, Disability or termination by the Company, and the Committee’s determination shall be final and binding on all parties and not subject to review or challenge by any Participant or other person.

(f) Limitation on Distributions. In no event may a distribution be made other than as permitted under Section 409A of the Code.

(g) Method of Settlement. Shares of stock to be issued by the Company upon settlement of vested RSUs shall be shares of the Company’s Stock, which may be, in any combination, (i) authorized but unissued shares of Stock, (ii) shares of Stock that are reacquired by the Company and held as treasury shares, and/or (iii) shares of Stock purchased on the open market by a broker designated by the Company and, subject to the requirements of Section 10, immediately thereafter issued for the benefit of a Participant under the Plan. It is intended that a registration statement under the Securities Act of 1933, as amended, shall be effective with respect to the shares of Stock issued under the Plan.

7. DESIGNATION OF BENEFICIARY

A Participant may designate one or more beneficiaries to receive payments or shares of Stock in the event of his/her death. A designation of beneficiary shall apply to a specified percentage of a Participant’s entire interest in the Plan. Such designation, or any change therein, must be in writing and shall be effective upon receipt by the Company. If there is no effective designation of beneficiary, or if no beneficiary survives the Participant, the Participant’s estate shall be deemed to be the beneficiary.

8. SHARES AVAILABLE; MAXIMUM NUMBER OF RSUs; ADJUSTMENTS

(a) Shares Issuable. The aggregate maximum number of shares of Stock available for issuance under the Plan shall be five hundred thousand (500,000). For purposes of this limitation, the shares of Stock underlying any RSUs that are canceled shall be added back to the shares of Stock available for issuance under the Plan. Stock available under the Plan may be, in any combination, Stock acquired on the open market or Stock that is reacquired by the Company.

(b) Adjustments. In the event of a stock dividend, stock split or similar change in capitalization affecting the Stock, the Committee shall make appropriate adjustments in (i) the number and kind of shares of Stock or securities with respect to which RSUs shall thereafter be granted; (ii) the number of and kind of shares remaining subject to outstanding RSUs; (iii) the number of RSUs credited to each Participant’s Account; and (iv) the method of determining the Value of RSUs. In the event of any proposed merger, consolidation, sale, dissolution or liquidation of the Company, all non-vested RSUs shall become fully vested upon the effective date of such merger, consolidation, sale dissolution or liquidation and the Committee in its sole discretion may, as to any outstanding RSUs, make such substitution or adjustment in the aggregate number of shares available for issuance under the Plan and the number of shares subject to such RSUs as it may determine on an equitable basis and as may be permitted by the terms of such transaction, or terminate such RSUs upon such terms and conditions as it shall provide. In the case of the termination of any vested RSU, the Committee shall provide payment or other consideration that the Committee deems equitable in the circumstances, provided that such payment (including the timing thereof) otherwise complies with the provisions of Section 409A of the Code.

(c) Maximum Award. The maximum dollar value of RSUs granted to any Participant under the Plan for any Fiscal Year, determined as of the Award Date for the respective Deferral Award based on one hundred percent of the Fair Market Value of the underlying Stock on such date, may be up to 100% of the Bonus payable to such Participant for such Fiscal Year.

9. AMENDMENT OR TERMINATION OF PLAN

(a) The Company reserves the right to amend, suspend or terminate the Plan at any time, by action of the Board, provided, however, that (i) no such action by the Board shall materially and adversely affect a Participant’s rights under the Plan with respect to RSUs awarded and vested before the date of such action, (ii) any such action shall be subject to approval by the Company’s shareholders to the extent required by the Act to ensure that awards are exempt under Rule 16b-3 promulgated under the Act, and (iii) no such action shall accelerate the date for any payment of (or with respect to) a RSU.

(b) Notwithstanding the foregoing, the Board may (without the approval or consent of any Participant):

(i) Make such amendments or modifications to the Plan, Subscription Agreements and Award Agreements that the Board, in its sole and absolute discretion, determines are necessary or desirable in order to address and conform the provisions of the Plan to the provisions of Section 409A of the Code; or

(ii) Elect to terminate the Plan and provide payment or other consideration that the Committee deems equitable in the circumstances:

(A) in connection with the termination of all arrangements sponsored by the Company (and any other company that is deemed to be part of a single service recipient for purposes of Section 409A of the Internal Revenue Code) that would be aggregated under Section 409A of the Internal Revenue Code if the same service provider participated in such arrangements, provided that (i) the termination and liquidation of the Plan do not occur proximate to a downturn in the Company’s financial health, (ii) no payments (other than those payments that would have been made had the termination not occurred) are made within twelve (12) months of the date of termination, (iii) all payments with respect to RSUs are made within twenty-four (24) months of the date of termination; and (iv) neither the Company (or any other company that is deemed to be part of a single service recipient for purposes of Section 409A of the Internal Revenue Code) adopts a new arrangement that would have been aggregated with the Plan under Section 409A of the Internal Revenue Code within three (3) years from the date of termination;

(B) within thirty (30) days prior to, or twelve (12) months following, a “Change In Control” (as defined for purposes of Section 409A of the Internal Revenue Code), provided that, with respect to each Participant affected by the Change in Control, all arrangements that are sponsored by the Company (and any other company that is deemed to be part of a single service recipient for purposes of Section 409A of the Internal Revenue Code) and aggregated with the Plan under Section 409A are terminated and all RSUs are paid out within twelve (12) months of the date of termination; or

(C) within twelve (12) months of a corporate dissolution that is taxed under Section 331 of the Code or with the approval of a bankruptcy court pursuant to 11 U.S.C. Section 503(b)(1)(A), provided that payment with respect to such RSUs is made as soon as administratively practicable thereafter to all Participants in the calendar year in which the termination and liquidation of the Plan occur or, if later, the first calendar year in which payment is administratively practicable.

(c) No such termination, amendment or modification shall be deemed to materially and adversely affect any RSUs previously awarded under the Plan.

10. MISCELLANEOUS PROVISIONS

(a) No Distribution; Compliance with Legal Requirements. The Committee may require each person acquiring shares of Stock under the Plan to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof. No shares of Stock shall be issued until all applicable securities law and other legal and stock exchange requirements have been satisfied. The Committee may require the placing of such stop-orders and restrictive legends on certificates for Stock as it deems appropriate.

(b) Withholding. Participation in the Plan is subject to any required tax withholding on wages or other income of the Participant in connection with the Plan. Tax withholding obligations may be satisfied, in whole or in part, by the Company withholding from shares of Stock to be issued pursuant to an Award that number of shares having an aggregate Fair Market Value (as of the date the withholding is effected) required to satisfy the minimum withholding amounts due with respect to such Award. Each Participant also agrees, by entering the Plan, that the Company shall have the right to deduct any such taxes, in its sole discretion, from any amount payable to the Participant under the Plan or from any payment of any kind otherwise due to the Participant.

(c) Notices; Delivery of Stock Certificates. Unless otherwise provided by the Company, (i) any notice required or permitted to be given by the Company or the Committee pursuant to the Plan shall be deemed given when personally delivered or deposited in the United States mail, registered or certified, postage prepaid, addressed to the Participant at the last address shown for the Participant on the records of the Company, and (ii) notices to or documents filed with the Company shall be personally delivered or deposited in the United States mail, registered or certified, postage prepaid, addressed to the Company to the attention of its Director of Business Operations (or such other person as may be designated by the Company) at its principal office. Delivery of stock certificates to persons entitled to receive them under the Plan shall be deemed effected for all purposes when the Company or a share transfer agent of the Company shall have deposited such certificates in the United States mail, addressed to such person at his/her last known address on file with the Company.

(d) Nontransferability of Rights. During a Participant’ lifetime, any payment or issuance of shares under the Plan shall be made only to him/her. No RSU or other interest under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt by a Participant or any beneficiary under the Plan to do so shall be void. No interest under the Plan shall in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of a Participant or beneficiary entitled thereto. Notwithstanding the foregoing, with the Committee’s permission expressed in the Award Agreement or otherwise, the right to receive Stock in settlement of an RSU may, in the Committee’s sole discretion, be transferable by gift or domestic relations order to (i) the Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, daughter-in-law, son-in-law, brother-in-law or sister-in-law, including adoptive relationships (such persons, “Family Members”), (ii) a corporation, partnership, limited liability company or other business entity whose only stockholders, partners or members, as applicable are the Participant and/or Family Members, or (iii) a trust in which the Participant and/or Family Members have all of the beneficial interests.

(e) Company’s Obligations To Be Unfunded and Unsecured. The obligation of the Company to make payments with respect to Awards hereunder shall be interpreted solely as an unfunded contractual obligation to make such payments in the manner and under the conditions prescribed hereunder and under the terms of the Award. Any assets set aside with respect to amounts payable under an Award shall be subject to the claims of the Company’s general creditors, and no person other than the Company shall, by virtue of the provisions of the Plan or an Award, have any interest in such assets. In no event shall any assets (including Stock) that directly or indirectly set aside with respect to amounts payable under an Award be located or transferred outside the United States. Neither the Participant nor any other person shall have any interest in any particular assets of the Company by reason of the right to receive a payment or distribution under an Award, and the Participant or any such other person shall have only the rights of a general unsecured creditor of the Company with respect to any rights under the Plan or an Award.

(f) Compliance with Section 409A. Notwithstanding anything herein to the contrary, no amount of “deferred compensation” (within the meaning of Section 409A of the Internal Revenue Code) payable to a Participant shall be paid earlier than the earliest date permitted under Section 409A of the Internal Revenue Code, and all deferral elections made hereunder shall be made in accordance with the provisions of Section 409A. The Plan, including all deferral elections and distributions hereunder, is intended to comply with the provisions of Section 409A of the Internal Revenue Code and if any provision of the Plan is subject to more than one interpretation or construction, such ambiguity shall be resolved in favor of the interpretation or construction which is consistent with the Plan complying with the provisions of Section 409A.

(g) Non-Guarantee of Employment. Nothing in the Plan or in any Award thereunder shall confer any right on an employee to continue in the employ of the Company or any Subsidiary or shall interfere in any way with the right of the Company or any Subsidiary to terminate an employee at any time.

(h) Non-Uniform Determinations. The Committee’s determinations under the Plan (including without limitation determinations of the persons to receive Matching Awards, the amount of Awards, the terms and provisions of Awards and the agreements evidencing same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

(i) Governing Law. The terms of the Plan shall be governed, construed, administered and regulated in accordance with the laws of the State of Delaware. In the event any provision of this Plan shall be determined to be illegal or invalid for any reason, the other provisions shall continue in full force and effect as if such illegal or invalid provision had never been included herein.

(j) Effective Date of Amended and Restated Plan. This amended and restated Plan is effective as of the date on which the amended and restated Plan is approved by the stockholders of the Company. Notwithstanding the forgoing, any provision which is contained in this amended and restated Plan and which is required to be effective as of January 1, 2005 (or such other date as may be required) in order to comply with the provisions of Section 409A of the Code shall be effective as of the date necessary for the plan to comply with Section 409A of the Code.